UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2009

IX ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-151381	36-4620445
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

711 Third Avenue, Suite 1505, New York, New York, 10017
(Address of principal executive offices) (zip code)

(212) 682-5068
 (Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Effective February 9, 2009, Karen Morgan was appointed as President of IX Energy Holdings, Inc. (the “Company”).  There are no understandings or arrangements between Ms. Morgan and any other person pursuant to which Ms. Morgan was selected as an officer.  Ms. Morgan does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become an officer.

Prior to joining the Company, Ms. Morgan served as President of Envision Solar International, Inc. from October 2007 through December 2008.  In addition, Ms. Morgan was a founding member of Generating Assets, LLC, a solar project finance company established in September 2006.  She was a member of Generating Assets from September 2006 through October 2007.  She also served as a managing member of GlobalNet Partners, an international advisory and consulting firm from 2000 through 2006.  .While at GlobalNet, Ms. Morgan led its energy solutions subsidiary which focused on energy efficiency and renewable energy solutions.  Ms. Morgan is 48 years old.

Item 7.01 Regulation FD Disclosure.

On February 13, 2009, the Company issued a press release concerning the matters discussed above. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IX Energy Holdings, Inc.

Dated: February 13, 2009	By:	/s/ Steven Hoffmann
	Name:	Steven Hoffmann
	Title:	Chief Executive Officer

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